EXHIBIT 10.1


                                    AGREEMENT


         This Definitive Agreement dated as of the 18th day of September, 1998 (the "Effective Date") by and between CORDIS WEBSTER, INC., a California corporation, with offices at 4750 Littlejohn Street, Baldwin Park, CA 91706 ("Cordis Webster") and ANGEION CORPORATION, a Minnesota corporation, with offices at 7601 Northland Drive, Brooklyn Park, MN 55428 ("Angeion").

         Witnesseth:

         Whereas, Cordis Webster is in the business of manufacturing and selling medical devices, including cardiac ablation therapy devices; and,

         Whereas, Angeion is in the business of developing implantable cardiac defibrillators and electrophysiology catheters; and,

         Whereas, Angeion is the owner of U.S. Patent Nos. 5,462,521, 5,643,197 and 5,800,428 and U.S. Patent Applications, Serial Nos. 08/496,947 and 09/073,651 and corresponding foreign patents and patent applications; and

         Whereas, Angeion desires to assign to Cordis Webster all of its rights, title and interest in and to the aforesaid patents, subject to the terms and conditions hereinafter set forth, and Cordis Webster accepts such assignment; and
         Whereas, Cordis Webster desires Angeion to perform development work of the Spot Catheter Product and the Linear Catheter Product (as each are hereinafter defined); and

         Whereas, Angeion is the sponsor and has previously conducted pre-clinical and clinical studies on the Spot Catheter Product, and Cordis Webster is interested in acquiring rights to all records, data, and analysis and other information regarding the Spot Catheter Product studies, including but not limited to, data for submission for regulatory approvals (including communications to and from the US FDA and any corresponding foreign documents); and

         Whereas, Angeion desires to transfer to Cordis Webster the Spot Catheter Technology and Linear Catheter Technology (as each are hereinafter defined) and Cordis Webster accepts this technology transfer, subject to the terms and conditions hereinafter set forth.

         Now, therefore, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:

I.       DEFINITIONS

         A. "Field of Use" shall mean the radio frequency (RF) cardiac ablation therapy field.

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         B. "Spot Catheter Patents" shall mean U.S. Patent No. 5,462,521, "Fluid
         Cooled and Perfused Tip For A Catheter" issued on October 31, 1995 and U.S. Patent No. 5,643,197 (CIP), entitled "Fluid Cooled And Perfused
         Tip For A Catheter" issued on July 1, 1997 and U.S. Patent Application Serial No. 08/496,947 entitled "Fluid Cooled and Perfused Tip for a Catheter" filed on June 30, 1995, and any application issuing from the disclosure listed on Schedule 1, and all divisionals, continuations, continuations-in-part, re-issues, re-examinations and corresponding foreign patents thereof.

         C. "Spot Catheter Product" shall mean any and all irrigated porous tip RF ablation catheters covered by one or more claims of the Spot Catheter Patents.

          D. "Spot Catheter Technology" shall mean all information, data, and know-how relating to the irrigated porous tip RF ablation catheter, including without limitation, processes, techniques, methods, protocols, products, apparatuses and other materials and compositions which are reasonably related to irrigated porous tip RF ablation catheters, but shall not include any information which, at the time of disclosure, was published, known publicly, or otherwise in the public domain; any information which, after disclosure, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of Cordis Webster; any information which, prior to the time of disclosure, has been practiced by or is known to Cordis Webster as evidenced by written documentation or other physical evidence or; any information which, after disclosure, is made available to Cordis Webster by a third party under no obligation of confidentiality.

         E. "Linear Catheter Patents" shall mean U.S. Patent No. 5,800,428 entitled "Linear Catheter Ablation System" issued on September 1, 1998 and U.S. Patent Application Serial No. 09/073,651 entitled "Linear Catheter Ablation System" filed on May 9, 1998, and any application issuing from the disclosures listed on Schedule 2, and all divisionals, continuations, continuations-in-part, re-issues, re-examinations and corresponding foreign patents thereof.

         F. "Linear Catheter Product" shall mean any and all irrigated linear lesion RF ablation catheters covered by one or more claims of the Linear Catheter Patents.

         G. "Linear Catheter Technology" shall mean all information, data, and know-how relating to the irrigated linear lesion RF ablation catheter including without limitation, processes, techniques, methods, protocols, products, apparatuses and other materials and compositions which are reasonably related to irrigated linear lesion RF ablation catheters, but shall not include any information which, at the time of disclosure, was published, known publicly, or otherwise in the public domain; any information which, after disclosure, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of Cordis Webster; any information which, prior to the time of disclosure, has been practiced by or is known to Cordis Webster as evidenced by written documentation or other physical evidence or; any information


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


         which, after disclosure, is made available to Cordis Webster by a third party under no obligation of confidentiality.

         H. "Effective Date" shall mean the date above-written.

         I. "Affiliated Company" shall mean any entity that directly or indirectly controls, is controlled by or is under common control with Cordis Webster, and for such purpose "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and the policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

         J. "Net Selling Price" shall mean the aggregate invoice price of a Spot Catheter Product or Linear Catheter product to a third party that is not Cordis Webster or an Affiliated Company, less discounts actually allowed and taken, refunds, returns, allowances, the cost of replacement or credit, sales commissions actually paid to third parties that are not Affiliated Companies, separately invoiced postage, separately invoiced insurance and other separately invoiced shipping charges, and customs, duties and other governmental charges and import, use and sales tax paid by Cordis Webster.

         K. "Confidential Information" shall mean information provided by one party or its Affiliated Companies to the other party or its Affiliated Companies which if in written form is marked as being confidential and if in oral form, is reduced to writing and a copy sent to the recipient within thirty (30) days of disclosure. Such information may include, without limitation, (a) matters of a technical nature such as trade secret processes or devices, techniques, data, formulas, inventions (whether or not patentable), specifications and characteristics of products planned or being developed, and research subjects, methods and results; (b) matters of a business nature such as information about costs, margins, pricing policies, markets, sales, suppliers, customers, product plans and marketing plans or strategies; and (c) other information of a similar nature that is not generally known to the public.

II.      PURCHASE, SALE AND ASSIGNMENT; LICENSE.

         A. Angeion hereby sells, assigns, conveys, transfers and delivers to Cordis Webster, its successors and permitted assigns, and Cordis Webster hereby purchases, acquires and accepts from Angeion the Spot Catheter Patents and the Spot Catheter Technology and the Linear Catheter Patents and the Linear Catheter Technology to be used only in the Field of Use (except as expressly provided herein), subject to and in accordance with the terms and conditions of this Agreement, including the right to sue for infringement. Angeion further agrees to provide to Cordis Webster the documentation necessary to transfer the Spot Catheter Technology and Linear Catheter Technology and to sign the necessary assignment documents for the patents for recordation in the United States Patent and Trademark Office and foreign patent offices.


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


         B. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

         C. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

         D. From and after the Effective Date, Cordis Webster shall pay a royalty amount equal to 5% of the Net Selling Price of Spot Catheter Products and Linear Catheter Products sold anywhere in the world by Cordis Webster or any Affiliated Companies in the Field of Use. For Spot Catheter Products or Linear Catheter Products which are neither manufactured nor sold in a country where there is patent coverage under either the Spot Catheter Patents or the Linear Catheter Patents, Cordis Webster or any Affiliated Companies shall pay a royalty of only 2% of the Net Selling Price of such product. Royalty payments shall continue until the first to occur of the following: [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

         E. Cordis Webster hereby grants back to Angeion a royalty-free, irrevocable, exclusive (subject to the rights expressly reserved by Cordis Webster hereunder, including without limitation those described in Article X) license to Spot Catheter Patents and Linear Catheter Patents in all fields except the Field of Use.

         F. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

         G. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

          H. Each calendar quarter following the Effective Date, Cordis Webster shall provide Angeion with a quarterly royalty report setting forth the total Net Selling Price of Spot Catheter Products and Linear Catheter Products by Cordis Webster and its Affiliated Companies for that quarter, as well as any royalties received from third parties for that quarter pursuant to Subsection I. The quarterly report and any payments due to Angeion shall be made and delivered to Angeion no later than thirty (30) days following the end of the calendar quarter. All royalties shall be calculated in U.S. Dollars and shall be due and payable to Licensor in U.S. Dollars. In the event that the net Selling Price of Spot Catheter Products and Linear Catheter Products are made at prices calculated in a currency other than U.S. Dollars, Cordis Webster shall calculate royalties due for such sales based on Johnson & Johnson's existing currency translation practices, or such currency translation practices as are customary in this industry if Johnson & Johnson's existing currency translation practices are not acceptable to the independent accounting firm selected by Angeion in subsection I.


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


         I. Cordis Webster and its Affiliated Companies shall keep accurate records reflecting the Net Selling Price of all Spot Catheter Products and Linear Catheter Products. Angeion shall have the right to audit the quarterly reports and to inspect such records of Cordis Webster and its Affiliated Companies using an independent public accounting firm of national reputation selected and paid for by Angeion no more than twice a year during normal business hours and upon reasonable notice. In the event that any such audit reveals a discrepancy of more than five percent (5%) from the royalties due to Angeion, Cordis Webster shall bear the costs of such audit. Any such independent accounting firm shall execute such confidentiality undertakings as Cordis Webster may reasonably require.

         J. In the event that any payments due to Angeion (including royalties or invoices) are delinquent, such delinquent payments shall bear interest at [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. To the extent that any such audit shows an overpayment, such overpayment shall be shown as a credit on the next quarterly royalty report, or shall be promptly refunded at the option of Cordis Webster.

III.     DEVELOPMENT PROGRAM.

         A. Angeion shall complete at no additional charge development of the Spot Catheter Product in accordance with the specification as set forth in Exhibit A for clinical studies to support a Pre-Market Approval ("PMA") submission. Any changes to the specification for the Spot Catheter Product reasonably requested by Cordis Webster after the Effective Date shall be completed by Angeion and paid for by Cordis Webster on a time and materials basis at the Development Rates as set forth in Exhibit B.

         B. Angeion shall develop Linear Catheter Product concept prototypes in accordance with a project plan to be agreed upon by the parties. Cordis Webster shall select a Linear Catheter Product from the concept prototypes and the parties shall agree upon a project plan and specifications for the selected concept prototype of the Linear Catheter Product. Development of the selected concept prototypes of the Linear Catheter Product shall include design, building and testing of prototypes and clinical units for PMA submission, equipment modifications and in vitro testing, when required.

         C. Cordis Webster will fund Angeion for reasonable costs incurred commencing January 1, 1998 to produce the concept prototypes and develop the selected concept prototype for the Linear Catheter Product (including not more than [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]incurred as of the Effective Date as set forth in the invoice attached as Exhibit C) in accordance with a budget of up to [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH


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


         THE SECURITIES AND EXCHANGE COMMISSION***] and a set of milestones to be agreed by the parties as part of the project plan. Angeion shall use its best efforts to complete development of the selected concept prototype of the Linear Catheter Product in accordance with the budget and milestones and shall not incur additional charges or costs above the agreed upon budget without prior written approval of Cordis Webster; however, the budget shall be based funding Angeion on a time and materials basis at the Development Rates as set forth in Exhibit B. Angeion does not guarantee or warrant that the development work related to the selected concept prototype of the Linear Catheter Product can be completed [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]. All sums paid pursuant to subparagraph C of this section will be paid upon receipt of a statement of services performed. Angeion shall keep accurate records reflecting the development work related to the Linear Catheter Product. Cordis Webster shall have the right to audit the invoices and to inspect such records of Angeion no more than twice a year during normal business hours and upon reasonable notice.

         D. Notwithstanding the provisions of paragraph III.C above, it is understood that during the term of this Agreement Cordis Webster may elect to bring within the Cordis Webster organization certain or all of the development and manufacturing activities relating to the Linear Catheter Product as set forth in paragraph III.C and to terminate such activities by Angeion. Prior to such transfer of activities, Cordis Webster shall give Angeion sixty (60) days written notice of its intentions. In such a case, Cordis Webster shall be liable only for charges for all work done or non-cancelable costs committed by Angeion prior to such transfer. Angeion shall exercise diligent efforts to minimize any such non-cancelable costs.

         E. Project reviews will be conducted on a quarterly basis or more frequently upon request by Cordis Webster commencing the month the agreement is signed. The review will include access by Cordis Webster, if desired, to all design documentation including the Design History File. Angeion will provide detailed monthly status reports including expenses. Angeion will not exceed a monthly expense total as agreed by the parties without prior written approval of Cordis Webster.

         F. Angeion shall provide overall project leadership to develop and manufacture the Spot Catheter Product and Linear Catheter Product. Product priorities for the Spot Catheter Product, and product priorities, features and specifications for the Linear Catheter Product initially will be decided by Cordis Webster, after discussions with Angeion. Any changes to the project plan or specifications for the Linear Catheter Products shall be agreed upon by both parties in writing.

IV.      CLINICAL SUPPLIES  AND TECHNOLOGY TRANSFER.

         A. Angeion will manufacture 250 Spot Catheter Products for Cordis Webster for use in clinical trials and will bill Cordis Webster for these units at a cost of


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


         [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

         B. Upon completion of the manufacture of the clinical supplies for the Spot Catheter Product, or at the request of Cordis Webster, Angeion shall provide technology transfer and technical support for a period of one (1) year to transfer to Cordis Webster the production and manufacturing of the Spot Catheter Products on a time and materials basis at the Development Rates set forth in Exhibit B.

         C. Angeion will manufacture, upon request by Cordis Webster, Linear Catheter Products for Cordis Webster for use in clinical trials at an agreed upon price per unit based upon the specifications for the Linear Catheter Product and as of the milestone for the completion of the project. Any changes to the specification for the Linear Catheter Product reasonably requested by Cordis Webster after the milestone date for completion of the specification shall be completed by Angeion and paid for by Cordis Webster on a time and materials basis at the Development Rates set forth in Exhibit B.

         D. Upon completion of the manufacture of the clinical supplies of the Linear Catheter Product, or at the request of Cordis Webster pursuant to subparagraph E, Angeion shall provide technology transfer and technical support for a period of up to one (1) year to transfer to Cordis Webster the production and manufacturing of the Linear Catheter Products on a time and materials basis at the Development Rates set forth in Exhibit B.

         E. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

V.       CLINICAL STUDIES AND REGULATORY FINDINGS.

         A. If Cordis Webster determines in its sole discretion that it desires to conduct clinical studies for the Spot Catheter Product and Linear Catheter Product, Cordis Webster shall organize, sponsor and support all future clinical trials.

         B. Angeion has previously obtained Investigational Device Exemption ("IDE") approval for the Spot Catheter. The parties shall coordinate the transition of the existing clinical IDE submission for the Spot Catheter to Cordis Webster.

         C. If and as required under the United States laws and FDA regulations[***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], at its expense, shall exercise reasonable diligence to obtain and maintain all registrations, licenses and permits required to comply with all laws and regulations for sale and distribution of the Spot Catheter and Linear Catheter.


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


         D. [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

         E. Angeion shall have access to clinical sites and clinical information as may be reasonably required to facilitate Angeion's development responsibilities.

         F. Cordis Webster shall have the opportunity at its option to access clinical and regulatory expertise of Angeion in connection with the Spot Catheter Products and Linear Catheter Products at the Development Rates as set forth in Exhibit B.

         G. Angeion shall, to the best of its ability, ensure that the identified clinical investigators for the [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

         H. Angeion shall comply with all applicable provisions of the FDA Quality System Regulation (QSR) and FDA Good Clinical Practices (GCP) Regulation. Angeion shall notify Cordis Webster of any planned or ongoing regulatory inspections of its facilities and operations.

VI.      MARKETING.

         All Spot Catheter Product and Linear Catheter Product in the Field of Use shall be marketed under the name of Cordis Webster or such other name or names as Cordis Webster may choose.

VII.     TERM.

         A. This Agreement shall remain in effect from the Effective Date [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

         B. Either party may terminate this Agreement in the event such other party shall have materially breached or defaulted in the performance of any of its obligations hereunder, and such default shall have continued for thirty (30) days after written notice thereof was provided to the breaching party by the non-breaching party. Any termination shall become effective at the end of the thirty (30) day period unless the breaching party has cured any such breach or default prior to the expiration of the thirty (30) day period.

         C. Termination of this Agreement shall not release any party hereto from any liability which, at the time of termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder at law or in equity which accrued or are based upon any event occurring prior to such termination.


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


VIII.    NON-COMPETE.

         During the Term and for a period of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***], Angeion shall not manufacture, sell or develop for third parties catheters for use in the Field of Use.

IX.      CONFIDENTIALITY.

         A. Unless otherwise expressly provided for in this Agreement, both parties shall treat the Confidential Information received from the other party as proprietary or confidential and shall not disclose any such Confidential Information to any third party during the Term and for a period of five (5) years thereafter, except for information which:

                  (i) at the time of disclosure, was published, known publicly or otherwise in the public domain;

                  (ii) after disclosure, is published, becomes known publicly or otherwise becomes part of the public domain through no fault of the receiving party;

                  (iii) prior to the time of disclosure, is known to the receiving party as evidenced by its written records and is not then subject to an obligation of confidentiality to any third party; and

                  (iv) after disclosure, is made available to the receiving party in good faith by a third party under no obligation of confidentiality and without restriction on its further disclosure by the receiving party.

         B. Notwithstanding the above, either party may disclose Confidential Information of the other and this Agreement to their legal representatives and employees to the extent such disclosure is reasonably necessary to achieve the purposes of this Agreement; or in connection with the filing and support of patent applications; or as required by law or to comply with applicable governmental regulations or court order, including the FDA and its foreign counterparts; provided that if a party is required to make such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable best efforts to secure confidential treatment of such information in consultation with the other party prior to its disclosure and disclose only the minimum necessary to comply with such requirements.


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


X.       LICENSE OPTIONS.

         A. Angeion hereby grants to Cordis Webster and its Affiliated Companies an option to practice the inventions of the Spot Catheter Patents and practice the Spot Catheter Technology and practice the inventions of the Linear Catheter Patents and practice the Linear Catheter Technology limited to the additional field of [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

         B. Upon exercise of the Option to obtain these rights in the TMR Field, Cordis Webster or its Affiliated Companies shall:

                  (i) [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

                  (ii) [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

         C. Angeion grants to Cordis Webster and its Affiliated Companies an option to practice the inventions of the Spot Catheter Patents and practice the Spot Catheter Technology and practice the inventions of the Linear Catheter Patents and practice the Linear Catheter Technology in all fields outside the Field of Use and [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] ("OTHER PRODUCTS FIELD").

         D. Upon exercise of the Option to obtain the Other Products Field, Cordis Webster or its Affiliates Companies shall:

                  (i) [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***]

                  (ii) [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].

         E. Royalty payments made in accordance with this Section shall continue until the first to occur of the following: [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***].


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


XI.      RIGHT OF FIRST NEGOTIATION.

         Subject to any contractual obligations between Angeion and ELA Medical, Angeion agrees to grant Cordis Webster a right of first negotiation to obtain all rights in any new concepts or inventions in the Field of Use developed by Angeion to the extent not already covered under this Agreement.

XII.     INTELLECTUAL PROPERTY DEVELOPED UNDER THIS AGREEMENT.

         A. All patentable and unpatentable inventions and other intellectual property conceived or reduced to practice solely by employees or consultants of Angeion as a result of the development work conducted under this Agreement in the Field of Use ("Angeion Inventions") shall be the property of Cordis Webster.

         B. All patentable and unpatentable inventions and other intellectual property conceived or reduced to practice jointly by employees or consultants of Cordis Webster and Angeion as a result of the development work conducted under this Agreement in the Field of Use ("Joint Inventions") shall be the property of Cordis Webster.

         C. Angeion agrees to assign to Cordis Webster all rights in any such Angeion Inventions or Joint Inventions. Upon the request of Cordis Webster and at Cordis Webster's expense, Angeion will assist Cordis Webster, or its designee, in making application for Letters Patent in any country in the world. Angeion further agrees to have executed all papers and do all things which may be necessary or advisable to prosecute such applications and to transfer to and vest in Cordis Webster all the right, title and interest in and to such invention, discoveries or ideas and all applications for patents and Letters Patent issued hereon.

         D. Cordis Webster shall be responsible for [THE COST OF FILING AND MAINTAINING ALL OF THE SPOT CATHETER PATENTS AND LINEAR CATHETER PATENTS DURING THE TERM, PROVIDED CORDIS WEBSTER SHALL NOT BE OBLIGATED TO SPEND MORE THAN A MAXIMUM COST OF [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] FOR A SINGLE U.S. PATENT APPLICATION AND A TOTAL OF [***CONFIDENTIAL TREATMENT REQUESTED; PORTION OMITTED FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION***] FOR FILING CORRESPONDING FOREIGN PATENT APPLICATIONS CORRESPONDING TO A SINGLE U.S. PATENT APPLICATION.]

         E. In the event Cordis Webster elects not to file or maintain a patent application in a given country, Angeion shall be free to file or maintain such patent applications in that country.


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


XIII.   WARRANTIES AND REPRESENTATIONS.

         A. Cordis Webster and Angeion, each represent and warrant to the other that:

                  (i) it has the power to execute, deliver and perform the terms and conditions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance thereof;

                  (ii) the execution, delivery or performance of this Agreement will not constitute a violation of, be in conflict with, or result in, a breach of any agreement or contract to which it is a party or to which it is bound;

                  (iii) this Agreement constitutes the legal, valid and binding agreement enforceable in accordance with its terms, except as enforcement of remedies may be limited by general principles of bankruptcy, insolvency, or other similar laws affecting creditors' rights generally; and

                  (iv) it will comply with all applicable laws, regulations, ordinances, statutes, decrees or proclamations of all governmental authorities having jurisdiction over this Agreement.

         B. In addition, Angeion warrants to Cordis Webster that it:

                  (i) is the owner of all right, title and interest in and to the Spot Catheter Patents and Spot Catheter Technology other than the interest in third party income with respect to the Spot Catheter Patents as evidenced by the Assignment Agreement attached hereto as Exhibit D;

                  (ii) is the owner of all right, title and interest in and to the Linear Catheter Patents and Linear Catheter Technology;

                  (iii) has not licensed the Spot Catheter Patents, Spot Catheter Technology, Linear Catheter Patents or Linear Catheter Technology to any third party.

XIV.     INFRINGEMENT.

         Cordis Webster shall have the right, but not the obligation, to bring suit against a third party for infringement of the Spot Catheter and Linear Catheter Patents, however, if Cordis Webster has not brought any such suit after three (3) months' notice having been given to Angeion, Angeion may bring such suit and may join Cordis Webster in such suit if necessary. The party initiating such suit shall be responsible for all costs of such suit and shall receive all recovery in such suit.

XV.      INDEMNIFICATION.

         A. Angeion shall indemnify, defend and hold harmless Cordis Webster and its directors, officers and employees ("Cordis Webster Indemnitees") from and against any and all liabilities, damages, losses, costs or expenses, including reasonable attorneys' fees, resulting from any claim, suit or proceeding brought by a third party for infringement of third party patents by Spot Catheter Products or Linear Catheter Products manufactured by Angeion.

         B. Cordis Webster shall indemnify, defend and hold harmless Angeion and its directors, officers and employees ("Angeion Indemnitees") from and against any and all liabilities, damages, losses, costs or expenses, including reasonable attorneys' fees, resulting from any claim, suit or proceeding brought by a third party for physical injury arising out of or in connection with the use of Spot Catheter Products and the Linear Catheter Products; except for Spot Catheter Products and Linear Catheter Products manufactured by Angeion to the extent such injury is caused by the negligence or willful misconduct of Angeion.

         C. Beginning at the time that the Spot Catheter Product or Linear Catheter Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals), Cordis Webster or its Affiliated Companies shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate. Such commercial general liability insurance shall provide (i) liability coverage and (ii) contractual liability coverage for indemnification under subsection A hereof. If Cordis Webster and its Affiliated Companies may elect to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) on the same basis that it insures other similar risks. The minimum amount of insurance coverage required under this subsection B shall not be construed to create a limit of Cordis Webster's liability with respect to indemnification under subsection A hereof. Cordis Webster shall provide written evidence of such insurance upon request by Angeion and shall provide Angeion with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

XVI.     MISCELLANEOUS.

         A. Press Releases. Neither party will generate any press releases or otherwise disclose publicly the existence or terms of this Agreement other than the initial press release to be issued upon the execution of this Agreement which is attached hereto as Exhibit E, without the prior written consent of the other party, except as may be otherwise required by law or as necessary for Angeion to satisfy the contractual obligations between Angeion and ELA Medical. Cordis Webster acknowledges that Angeion believes that this Agreement is likely to be deemed a material agreement for Angeion, thereby requiring Angeion to make an SEC filing of this Agreement. In the event of such a required filing, Angeion agrees to request confidential treatment of sensitive portions of this Agreement and to work with Cordis Webster in that regard.

         B. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         C. Assignment. Neither party may assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, Cordis Webster may assign this Agreement to an Affiliated Company but nothing herein shall prevent Angeion from assigning to a third party without the consent of Cordis Webster any royalty payments or other rights to be received by Angeion under the provisions of Article II (D), (E), and (G), IV (E) and X (B), (D) and (E).

         D. Independent Contractor. The relationship of Cordis Webster and Angeion is that of an independent contractor and nothing contained in this Agreement shall be construed to give either party the power to direct and control the activities of the other or create or assume any obligation on behalf of the other for any purpose whatsoever.

         E. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto concerning the subject matter hereof and any representation, promise or condition in connection therewith, not incorporated herein, shall not be binding upon either party. Before signing this Agreement the parties have had numerous conversations, including preliminary discussions, formal negotiations and informal conversations at meals and social occasions, and have generated correspondence and other writings, in which the parties discussed the transaction which is the subject of this Agreement and their aspirations for success. In such conversations and writings, individuals representing the parties may have expressed their judgments and beliefs concerning the intentions, capabilities, and practices of the parties, and may have forecasted future events. The parties recognize that such conversations and writings often involve an effort by both sides to be positive and optimistic about the prospects for the transaction. However, it is also recognized, that all business transactions contain an element of risk, as does the transaction contemplated by this Agreement, and that it is normal business practice to limit the legal obligations of contracting parties to only those promises and representations which are essential to their transaction so as to provide certainty as to their respective future rights and remedies. Accordingly, this Agreement is intended to define the full extent of the legally enforceable undertakings of the parties hereto, and no promise or representation, written or oral, which is not set forth explicitly in this Agreement is intended by either party to be legally binding. Both parties acknowledge that in deciding to enter into this Agreement and to consummate the transaction contemplated hereby neither has relied upon any statements or representations, written or oral, other than those explicitly set forth therein.

         F. Amendment. No changes, amendments or alterations shall be effective unless in writing and signed by all parties.

         G. Waiver. No waiver of any default in the performance of any of the duties or obligations arising out of this Agreement shall be valid unless in writing and signed by the waiving party.

         H. Severability. If any provision of this Agreement shall be held to be unenforceable in whole or in part, then the invalidity of such provision shall not be held to invalidate any other provision herein, and all other provisions shall remain in full force and effect.

         I. Dispute Resolution.

                  a. Any dispute, claim, or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the commercial arbitration rules then pertaining of the Center For Public Resources ("CPR"), except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in California.

                  b. The panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals, each of whom is a lawyer specializing in business litigation with at least 15 years experience with a law firm of over 25 lawyers or was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than $5 million, and the aggregate damages sought by the counterclaimant are stated to be less than $5 million, and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above.

                  c. The parties agree to cooperate (1) to obtain election of the arbitrator(s) within 30 days of initiation of the arbitration; (2) to meet with the arbitrator(s) within 30 days of selection; and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than 9 months after selection of the arbitrator(s) and in the award being rendered within 60 days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within 20 days after the conclusion of the hearings. In the event no such agreement is reached, the CPR will select arbitrator(s), allowing appropriate strikes for reasons of conflict or other cause and three preemptory challenges for each side. The arbitrator(s) shall set a date for the hearing, commit to the rendering of the award within 60 days of the conclusion of the evidence at the hearing, or of any post-hearing briefing (which briefing will be completed by both sides in no more than 20 days after the conclusion of the hearings), and provide for discovery according to these time limits, giving recognition to the understanding of the parties hereto that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the time limits specified herein may be met without undue difficulty. In no event will the arbitrator(s) allow either side to obtain more than a total of 40 hours of deposition testimony from all witnesses including both fact and expert witnesses. In the event multiple hearing days are required, they will be scheduled consecutively to the greatest extent possible.

                  d. The arbitrator(s) shall render their award following the substantive law of California. The arbitrator(s) shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party.

                  e. To the extent possible, the arbitration hearings and award will be maintained in confidence.

                  f. The United States District Court for the District of California may enter judgment upon any award. In the event the panel's award exceeds $5 million in monetary damages or includes or consists of equitable relief, then the court shall vacate, modify or correct any award where the arbitrators' findings of fact are clearly erroneous, and/or where the arbitrators' conclusions of law are erroneous; in other words, it will undertake the same review as if it were a federal appellate court reviewing a district court's findings of fact and conclusions of law rendered after a bench trial. An award for less than $5 million in damages and not including equitable relief may be vacated, modified or corrected only upon the grounds specified in the Federal Arbitration Act. The parties consent to the jurisdiction of the above-specified Court for the enforcement of these provisions, the entry of judgment on any award and the vacatur, modification and correction of any award as above specified. In the event such Court lacks jurisdiction, then any court having jurisdiction of this matter may enter judgment upon any award and provide the same relief, and undertake the same review, as specified herein.

                  g. Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration.

                  h. EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

                  i. EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES FROM THE OTHER.

                  j. EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER UNLESS (1) THE FORESEEABILITY OF SUCH DAMAGES AT THE TIME OF THE CONTRACT AND (2) THE AMOUNT OF SUCH DAMAGES ARE PROVEN BY CLEAR AND CONVINCING EVIDENCE.

         J. Mediation.

                  a. Any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes promulgated by the CPR then in effect except where those rules conflict with these provisions, in which case these provisions control. The mediation shall be conducted in California and shall be attended by a senior executive with authority to resolve the dispute from each of the operating companies that are parties.

                  b. The mediator shall be an attorney specializing in business litigation who has at least 15 years of experience as a lawyer with a law firm of over 25 lawyers or was a judge of a court of general jurisdiction and who shall be appointed from the list of neutrals maintained by CPR.

                  c. The parties shall promptly confer in an effort to select a mediator by mutual agreement. In the absence of such an agreement, the mediator shall be selected from a list generated by CPR with each party having the right to exercise challenges for cause and two peremptory challenges within 72 hours of receiving the CPR list.

                  d. The mediator shall confer with the parties to design procedures to conclude the mediation within no more than 45 days after initiation. Under no circumstances shall the commencement of arbitration under paragraph I of this Section above be delayed more than 45 days by the mediation process specified herein.

                  e. Each party agrees to toll all applicable statutes of limitation during the mediation process and not to use the period of pendency of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other during any subsequent arbitration.

                  f. Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

         K. Notices. Any required notices hereunder shall be given in writing by certified mail or overnight express deliver at the address of each party below, or to such other address as either party may indicate on its behalf by written notice:

                  If to Cordis Webster:         Cordis Webster, Inc.
                                                4750 Littlejohn Street
                                                Baldwin Park, CA 91706
                                                Attention: President

                  If to Angeion:                Angeion Corporation
                                                7601 Northland Drive
                                                Brooklyn Park, MN 55428
                                                Attention: President

         IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have caused this Agreement to be executed affixing their signatures below.

                                       CORDIS WEBSTER, INC.


                                       By /s/ Thomas S. Ells
                                          -----------------------------------

                                       Title V.P. Business Development
                                             --------------------------------


                                       ANGEION CORPORATION


                                       By /s/James B. Hickey
                                          -----------------------------------

                                       Title President and CEO
                                             --------------------------------